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                                                                    Exhibit 9(b)



                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                         NEW YORK, NEW YORK 10048-0557
                            TELEPHONE:  212-839-5300
                            FACSIMILE:  212-839-5599



                                                                  April 27, 1999



Merrill Lynch Global Bond Fund for Investment and Retirement
800 Scudders Mill Road
Plainsboro, New Jersey 08536


Ladies and Gentlemen:


    We consent to the incorporation by reference in Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A (File Nos. 33-6091 and 811-4684) of our opinion dated July 17, 1986 filed on July 18, 1986 as an Exhibit to Pre-Effective Amendment No. 1 to such Registration Statement and to the use of our name in the prospectus and statement of additional information constituting parts thereof.


                                          Very truly yours,


                                          /s/ Brown & Wood LLP